Exhibit 99.1

StablecoinX to Report Third Quarter 2026 Financial Results on
Monday, November 16, and Host Business Update Webcast on Tuesday, November 17

NEW YORK, November 11, 2026 (GLOBE NEWSWIRE) -- StablecoinX Inc. (Nasdaq: USDE), the first public stablecoin infrastructure company focusing on the Ethena digital dollar ecosystem, today announced that it will release its financial results for the third quarter ended September 30, 2026, before the market opens on Monday, November 16, 2026, and host a webcast at 8:30 a.m. Eastern Time the next day, on Tuesday, November 17, 2026.

During the webcast, Christopher Jensen, Chief Executive Officer, Young Cho, Chief Financial Officer, and Edward Chen, Chairman of the Board, will provide a business update, including progress on all three business lines: Infrastructure Services (DVN), Infrastructure Software, and Distribution Services. A live question-and-answer session will follow the prepared remarks.

Webcast Details

The webcast with an accompanying slide presentation can be accessed at: https://edge.media-server.com/mmc/p/zx92vi7c

Investors and analysts may submit questions in advance to ir@stablecoinx.com. The earnings press release and accompanying presentation will be available on the Investor Relations section of the Company’s website at StablecoinX - News.

About StablecoinX

StablecoinX Inc. (Nasdaq: USDE) is a publicly traded company offering investors exposure to the stablecoin economy through its strategic focus on the Ethena ecosystem, one of the world’s largest issuers of digital dollars. The Company operates across infrastructure services, infrastructure software, and distribution services, each purpose-built to advance and scale the Ethena ecosystem. As stablecoins increasingly serve as foundational infrastructure for global payments, decentralized finance, and digital capital markets, StablecoinX combines the accessibility of a public listing with direct participation in one of the fastest-growing segments of global finance.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding StablecoinX’s expectations with respect to future performance, its vision and business strategy. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, the failure of StablecoinX to maintain the listing of its shares of Class A common stock; costs incurred as a result of StablecoinX becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to StablecoinX’s operations and business; the risk that the anticipated benefits of the business combination may not be realized; the highly volatile nature of the price of ENA and other products issued by Ethena; risks related to increased competition in the industries in which StablecoinX operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding crypto assets, including stablecoins; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that StablecoinX experiences difficulties managing its growth and expanding operations; challenges in implementing StablecoinX’s business plan including developing and launching its infrastructure services, StablecoinX Harness middleware and distribution services, whether due to operational challenges, significant competition and regulation or other reasons; the outcome of any potential legal proceedings that may be instituted against StablecoinX or others relating to the business combination, and other risks and uncertainties described in the filings of StablecoinX with the Securities and Exchange Commission (the “SEC”). The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus filed by the Company on September 14, 2026, and the other documents that have been filed by StablecoinX with the SEC and other documents to be filed by StablecoinX from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that StablecoinX does not presently know or that StablecoinX currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and StablecoinX assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. StablecoinX does not give any assurance that either it will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

Contacts

Investor Relations

Adele Carey
SVP, Investor Relations
stablecoinxir@allianceadvisors.com

Media Relations

Aayushi
PR & Media Associate
aayushi@allianceadvisors.com